SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): DECEMBER 4, 2005
3DFX INTERACTIVE, INC.
(Exact name of registrant as specified in charter)

CALIFORNIA	000-22651	77-0390421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. BOX 60486
PALO ALTO, CALIFORNIA 94306
(Former address of principal executive offices)
(650) 326-7995
(Registrant’s former telephone number, including area code)
WILLIAM A. BRANDT, JR.
DEVELOPMENT SPECIALISTS, INC.
345 CALIFORNIA STREET, SUITE 1150
SAN FRANCISCO, CALIFORNIA 94104
(415) 981-2717
(Chapter 11 Trustee’s address and phone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 Bankruptcy or Receivership
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Settlement Agreement

ITEM 1.03 Bankruptcy or Receivership
     3dfx Interactive, Inc. (the “Company”) filed a Chapter 11 bankruptcy petition on October 15, 2002, Case No. 02-55795JRG (the “Bankruptcy Case”) in the United States Bankruptcy Court, for the Northern District of California, San Jose Division (the “Bankruptcy Court”).
     Shortly after the Bankruptcy Case was commenced, the Bankruptcy Court appointed William A. Brandt, Jr. as Chapter 11 trustee (the “Trustee”) of the Company’s bankruptcy estate (the “Estate”). The Office of the United States Trustee has appointed an Official Committee of Unsecured Creditors (“Creditors’ Committee”). No committee of equity security holders has yet been appointed in the Bankruptcy Case and, to the Trustee’s knowledge, no equity holders have yet sought the appointment of such a committee.
     On February 24, 2003, the Trustee commenced litigation against nVidia Corporation and nVidia US Investment Company (collectively, “nVidia”) seeking damages, according to proof, in an amount in excess of all creditors’ claims against the Bankruptcy Estate. The Trustee has filed and argued a motion for summary judgment, which is now under submission.
     The Creditors’ Committee and nVidia have negotiated a settlement of the Trustee’s litigation (“Settlement”), the effect of which, if approved by the Court, will result in payment to the Bankruptcy Estate of an amount substantially less than what the Trustee believes to be fair and substantially less than the claims of creditors. The Settlement, if approved by the Bankruptcy Court and effectuated, will result in no payment to shareholders and will extinguish any value of their equity interests in the Company.
     The proposed Settlement of the litigation has not been approved by the Bankruptcy Court. Parties in interest will have an opportunity to object. The Creditors’ Committee has indicated that the Settlement will be accomplished by means of a plan of reorganization (the “Plan”), which will provide for payment as follows:
     (1) Senior Claims Account. nVidia agrees to pay Five Million, Five Hundred Twenty-Four Thousand, Seven Hundred Fifty-Nine Dollars and Seventy-Seven Cents ($5,524,759.77), to partially fund an account (“Senior Claims Account”) for certain Senior Claims as that term is defined in the Settlement allowed by a final order of the Bankruptcy Court (the “Primary Senior Claims”). Senior Claims are defined as persons who and entities that now or hereafter hold claims against, or the right to payment of expenses incurred by, the Bankruptcy Estate, which claims or expenses are given priority, by section 507 of the Code, over the general unsecured claims against the bankruptcy estate; and
     (2) General Claims Account. nVidia agrees to pay Twenty-Five Million Dollars ($25,000,000.00), to fund an account (the “General Claims Account”) for (i) general unsecured claims allowed in the Bankruptcy Case and (ii) all Senior Claims (the “Other Senior Claims”) incurred (A) in connection with resolution of any dispute over the validity, amount, priority of any general unsecured claim in the Bankruptcy Case. General Claims are defined as he holders of general unsecured claims against the Bankruptcy Estate, which holders are the constituents of the Committee.

     The foregoing description of the proposed Plan payments is a summary. A true and correct copy of the Settlement Agreement is attached as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits
(b)	Exhibits

Exhibit 99.1 — Potential Settlement Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2005	3DFX INTERACTIVE, INC.

	By:	/s/ William A. Brandt, Jr.

William A. Brandt, Jr.
Chapter 11 Trustee for the estate of
3dfx Interactive, Inc., Chapter 11
Case No. 02-55795 JRG
     Note on Forward-Looking Statements: Statements that are not purely historical facts, including statements about the Company’s winding up, liquidation and dissolution, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” ‘seek,’ “expect,” “intend,” “should,” “could,” “goal,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties associated with events and parties that are beyond the Company’s control, as well as those referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Discontinued Operations-Risk Factors” in the Company’s Form 10-Q for the period ending October 25, 2002. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

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